UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2019

Cidara Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36912	46-1537286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6310 Nancy Ridge Drive, Suite 101 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 752-6170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CDTX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

EXPLANATORY NOTE

On September 3, 2019, Cidara Therapeutics, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Original Form 8-K”), to disclose, among other things, that it had entered into a Collaboration and License Agreement (the “Collaboration Agreement”) with Mundipharma Medical Company (“Mundipharma”) for a strategic collaboration to develop and commercialize rezafungin in an intravenous formulation (the “Licensed Product”) for the treatment and prevention of invasive fungal infections. The Original Form 8-K included an incorrect statement that the Company is eligible to receive up to $534.412 million in development, regulatory and commercial milestone payments.

This Form 8-K/A amends the Original Form 8-K to include a correction to the foregoing statement under Item 1.01 of Form 8-K. Capitalized terms not otherwise defined in this Form 8-K/A have the meanings given to them in the Original Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

In addition to the cost-sharing and the $11.145 million milestone payment described above, the Company will receive under the Collaboration Agreement a $30 million upfront payment, up to $523.267 million in development, regulatory and commercial milestone payments on the Licensed Product, and double-digit royalties on tiers of annual net sales of the Licensed Product in the Mundipharma Territory in the teens.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cidara Therapeutics, Inc.
Dated: September 3, 2019	By:	/s/ Jeffrey Stein
Jeffrey Stein, Ph.D.
President and Chief Executive Officer